UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2012

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02. Results of Operations and Financial Condition.

On May 4, 2012, Buckeye Partners, L.P. issued a press release announcing its 2012 first quarter financial results. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

The information provided in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by Buckeye Partners, L.P. pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 2, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Buckeye GP LLC (the “General Partner”), the general partner of Buckeye Partners, L.P. (“Buckeye,” “we” or “us”) approved the amendment and restatement of the Buckeye Partners, L.P. Unit Deferral and Incentive Plan, effective as of January 1, 2013 (as amended, the “Plan”). The Plan generally provides eligible employees the opportunity to defer up to 50% of the bonus or incentive payment they would otherwise receive under the Buckeye Partners, L.P. Annual Incentive Plan, or a similar bonus plan, and to receive an equal matching amount on their deferral. All awards under the Plan are awarded pursuant to the Buckeye Partners, L.P. 2009 Long Term Incentive Plan (the “LTIP”), which grants the Compensation Committee the authority to establish a program pursuant to which phantom units of Buckeye may be awarded in lieu of cash compensation at the election of the employee. Participants who elect to defer a portion of their bonus are credited with deferral units equal in value to the amount of their deferral and a matching unit for each deferral unit with which they are credited. Both deferral units and matching units are phantom units based on limited partner units of Buckeye (“LP Units”) and are subject to service-based vesting restrictions. Participants also are entitled to a right to receive payments based on the distributions made by Buckeye on its LP Units. Deferral units and matching units are settled in LP Units reserved under LTIP.

This amendment and restatement of the Plan revises the definition of “Eligible Employee” to reflect new Plan eligibility requirements. The changes are effective as of January 1, 2013 for those individuals designated in December 2012 for participation in the Plan for the 2013 Plan year.

Description of Changes to the Plan

The Plan has been amended and restated, effective as of January 1, 2013, to change the definition of “Eligible Employee” to reflect new Plan eligibility requirements of base salary equal to or excess of $175,000 and Salary Grade 22—Director Level or higher (or such other amount or Salary Grade level set from time to time by the Plan Administrator). In any case, an Eligible Employee is selected by the Plan administrator to participate in the Plan in the Plan Administrator’s sole and absolute discretion for the relevant Plan year. Individuals who are

Eligible Employees for Plan years prior to January 1, 2013, who were selected by the Plan administrator to participate in the Plan for any Plan year prior to January 1, 2013, and who are employed by the Company on December 31, 2012 and receiving a base salary equal to or in excess of $150,000 for any Plan Year also will continue to qualify as Eligible Employees.

The Plan remains unchanged with regard to all other Plan provisions except as described above.

The Plan is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Buckeye Partners, L.P. Unit Deferral and Incentive Plan, as Amended and Restated effective as of January 1, 2013

99.1	Press release of Buckeye Partners, L.P. issued May 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC, its General Partner

By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated: May 4, 2012

Exhibit Index

Exhibit

10.1	Buckeye Partners, L.P. Unit Deferral and Incentive Plan, as Amended and Restated effective as of January 1, 2013

99.1	Press release of Buckeye Partners, L.P. issued May 4, 2012.